PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No. 333-293270

Up to 5,000,000 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholder identified herein of up to an aggregate of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of Inuvo, Inc., a Nevada corporation, consisting of up to 5,000,000 shares of Common Stock issuable upon conversion of the convertible note, in the principal amount of $3,333,333 (the “Convertible Note”), issued pursuant to the securities purchase agreement, dated as of January 14, 2026 (the “Purchase Agreement”). The Convertible Note is convertible into shares of Common Stock in certain circumstances in accordance with the terms of the Convertible Note at a conversion price per share of $3.10.

The Convertible Note was issued to the selling stockholder in a private offering completed prior to the filing of the Registration Statement of which this prospectus forms a part. We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the selling stockholder.

Our Common Stock is listed on the NYSE American LLC under the symbol “INUV.” The last reported sale price of our Common Stock on February 5, 2026 was $1.67 per share.  This price will fluctuate based on the demand for our Common Stock. However, the Common Stock offered by this prospectus may also be offered by the selling stockholder to or through underwriters, dealers, or other agents, directly to investors, or through any other manner permitted by law, on a continued or delayed basis. We provide additional information about how the selling stockholder may sell its shares of Common Stock in the section entitled “Plan of Distribution” beginning on page 12 of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” in the section entitled “Risk Factors” on page 8 of this prospectus for a discussion of certain risk factors that should be considered by prospective purchasers of the Common Stock offered under this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2026.

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Unless the context otherwise requires, we use the terms “we,” “us,” “the Company”, “Inuvo” and “our” to refer to Inuvo, Inc., a Nevada corporation, and our subsidiaries and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this Registration Statement on Form S-3 and the information incorporated herein by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” “should,” “predict,” “potential,” “continue,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

•	a decline in general economic conditions;
•	decreased market demand for our products and services;
•	customer revenue concentration;
•	risks associated with customer collections;
•	seasonality impacts on financial results and cash availability;
•	dependence on advertising suppliers;
•	the ability to acquire traffic in a profitable manner;
•	the ability to attract and retain talented employees;
•	failure to keep pace with technological changes;
•	interruptions within our information technology infrastructure;
•	dependence on key personnel;
•	regulatory and legal uncertainties;
•	failure to comply with privacy and data security laws and regulations;
•	third party infringement claims;
•	publishers who could fabricate fraudulent clicks;
•	the ability to continue to meet the NYSE American listing standards;
•	the impact of quarterly results on our common stock price;
•	dilution to our stockholders upon the exercise of outstanding restricted stock unit grants and warrants; and
•	our ability to identify, finance, complete and successfully integrate future acquisitions.

These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s past results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Actual results may differ materially. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described in “Risk Factors” and elsewhere in this prospectus, and may also be found in an accompanying prospectus supplement and in information incorporated by reference.

You should read this prospectus, the documents that we filed as exhibits to the registration statement of which this prospectus is a part and the documents that we incorporate by reference in this prospectus completely and with the understanding that our future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements, and we assume no obligation to update these forward-looking statements publicly for any reason.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the heading “Risk Factors” included herein. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or refer to Inuvo, Inc., a Nevada corporation, and its consolidated subsidiaries.

Our Company

Inuvo is an advertising technology and services business selling information technology solutions to brands, agencies and large consolidators of advertising demand (“Platforms”). Inuvo’s revenue is derived from the placement of digital advertising throughout devices, websites, applications and browsers across social, search and programmatic advertising channels. Inuvo facilitates, and gets paid, to deliver millions of advertising messages monthly and counts among its client's numerous world-renowned companies across industries.

Inuvo’s primary mission is to disrupt the advertising industry with its proprietary and patented generative large language artificial intelligence (AI), a technology capable of identifying and targeting audiences without using a consumer’s identity or data. The AI was designed to replace the consumer data, analytics, segmentation and lookalike modeling technologies that have traditionally served the advertising industry as it transitions to a new paradigm where a consumer’s identity and data are no longer available for advertising decisions due to legislative and technological changes. Rather than targeting people, the AI targets the reasons behind why people are interested in products, services and brands.

Inuvo’s AI technology solves this challenge and can be consumed by Agency & Brands clients both as a managed service and software-as-a-service. For certain clients, Inuvo has also developed various proprietary technology and assets that include digital content, websites, automated campaigns, ad fraud detection, performance reporting and predictive media mix modeling.

The Inuvo products and services use analytics, data and artificial intelligence in a manner that optimizes the purchase and placement of advertising in real time. These capabilities are typically sold with services both individually and in combination with each other based on client needs. These products and services include:

•	IntentKey: An artificial intelligence-based consumer intent recognition system designed to reach highly targeted mobile and desktop In-Market audiences with precision; and

•	Bonfire: A marketing and advertising solution where a collection of data, analytics, software and publishing is used to align advertising messages with consumers across websites

There are many barriers to entry associated with the Inuvo business model, including a proficiency in large language model based artificial intelligence, large scale information processing, software development, consumer data products, analytics, IOT (internet of things) integration and the relationships required to execute within the IOT. Inuvo’s intellectual property is protected by 18 issued and three pending patents.

Summary of Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus and in the documents incorporated by reference prior to investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2024, as amended, and our Quarterly Report on Form 10-Q for the periods ended on March 31, 2025, June 30, 2025, and September 30, 2025, which are incorporated by reference in this prospectus. These risks and uncertainties include, but are not limited to, the following:

•	we have a history of losses;

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•	we rely on one customer for a significant portion of our revenues;

•	our ability to maintain our credit facility could impact our ability to access capital in the future;

•	we are exposed to credit risk on our accounts receivable, and this risk is heightened during periods when economic conditions worsen;

•	our success is dependent upon our ability to establish and maintain direct relationships with advertisers and advertising agencies;

•	we are dependent upon relationships with and the success of our supply partners;

•	the success of our owned sites is dependent on our ability to acquire traffic in a profitable manner;

•	because competition for our target employees is intense, we may not be able to attract and retain the highly skilled employees we need to support our operations and increasing customer base;

•	our business must keep pace with rapid technological change to remain competitive;

•	our services may be interrupted if we experience problems with our network infrastructure;

•	security and data breaches, cyberattacks and other cybersecurity incidents involving our information technology systems, networks and infrastructure could disrupt or interfere with our operations; result in the compromise and misappropriation of proprietary and confidential information belonging to us or our customers, suppliers and employees; and expose us to numerous expenses, liabilities and other negative consequences, any or all of which could adversely impact our business, reputation and results of operations;

•	we are subject to risks from publishers who could fabricate clicks either manually or technologically;

•	regulatory and legal uncertainties could harm our business;

•	failure to comply with federal, state and international privacy and data security laws and regulations, or the expansion of current or the enactment of new privacy and data security laws or regulations, could adversely affect our business;

•	we are subject to the continued listing standards of the NYSE American and our failure to satisfy these criteria may result in delisting of our Common Stock;

•	failure to comply with the covenants and restrictions in our grant agreement with the State of Arkansas could result in the repayment of a portion of the grant, which we may not be able to repay or finance of favorable terms;

•	our business is seasonal and our financial results may vary significantly from period to period;

•	our quarterly operating results can be difficult to predict and can fluctuate substantially, which could result in volatility in the price of our Common Stock;

•	the ability to maintain our credit facility could impact our access to capital in the future;

•	significant dilution may occur when outstanding restricted stock unit grants vest; and

•	our financial condition may be adversely affected if we are unable to identify and complete future acquisitions, fail to successfully integrate acquired assets or businesses, or are unable to obtain financing for acquisitions on acceptable terms.

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Corporate Information

The Company was incorporated under the laws of the state of Nevada in October 1987 and originally operated within the oil and gas industry. This endeavor was not profitable, and as a result from 1993 to 1997 the Company had essentially no operations. In 1997, the business was reorganized and through 2006 several companies were acquired from within the advertising and internet marketing industry. In 2009, following the weakness in the economy, a new team was called in to assess the array of businesses that had been acquired in the preceding years and as a result between 2009 and 2011, that team sold and/or retired eleven businesses as a part of the restructuring that became the foundation of Inuvo, Inc.

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THE OFFERING

Issuer	Inuvo, Inc.

Common Stock offered by the selling stockholder	Up to 5,000,000 shares of our Common Stock, assuming the issuance of 5,000,000 shares issuable upon the conversion of the Convertible Note issued pursuant to the Purchase Agreement.

Common Stock outstanding prior to the offering	14,713,725 shares of Common Stock.

Common Stock to be outstanding after this offering	14,713,725 shares of Common Stock.

NYSE American symbol	INUV

Use of proceeds

We will not receive any of the proceeds from the resale by the selling stockholder of the shares of Common Stock issuable upon conversion of the Convertible Note. See section entitled “Use of Proceeds”.

Risk factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7 before deciding to invest in our securities.

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RISK FACTORS

Before you invest in our securities, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. Our securities are speculative, and you should not make an investment in the Company unless you can afford to bear the loss of your entire investment. Prior to making a decision about investing in our Common Stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as updated by our subsequent filings with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. Before you decide whether to invest in our securities, you should carefully consider these risks and uncertainties, together with all of the other information included in or incorporated by reference into this prospectus. The risks and uncertainties identified are not the only risks and uncertainties we face. If any of the material risks or uncertainties that we face were to occur, you could lose part or all of your investment.

Risks related to this offering

The issuance of our Common Stock to the selling stockholder may cause dilution and the sale of the shares of Common Stock acquired by the selling stockholder, or the perception that such sales may occur, could cause the price of our Common Stock to decrease.

The shares of our Common Stock that may be issued pursuant to conversions of the Convertible Note and the sale of such shares may cause the trading price of our Common Stock to decrease.

Further, we are not restricted from issuing additional securities in the future, including our Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, our Common Stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders.

The selling stockholder may choose to sell the shares at prices below the current market price.

The selling stockholder is not restricted as to the prices at which it may sell or otherwise dispose of the shares covered by this prospectus. Sales or other dispositions of the shares below the then-current market prices could adversely affect the market price of our Common Stock.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We have never paid a dividend on our Common Stock. The determination of whether to pay dividends on our Common Stock in the future will depend on several factors, including without limitation, our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

We could issue preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our articles of incorporation, as amended, authorizes the issuance of up to 500,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

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We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the Common Stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of Common Stock.

We have financed our acquisitions and the development of strategic relationships by issuing equity securities and may continue to do so in the future, which could significantly reduce the percentage ownership of our existing stockholders.  Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our Common Stock. Any issuances by us of equity securities may be at or below the prevailing market price of our Common Stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our Common Stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of Common Stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of Common Stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, our Common Stock price and trading volume could decline.

The trading market for our shares of Common Stock will be influenced by many factors, including without limitation, the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Common Stock price or trading volume to decline.

Our quarterly operating results can be difficult to predict and can fluctuate substantially, which could result in volatility in the price of our Common Stock.

Our quarterly revenues and other operating results have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our agreements with distribution partners and key customers do not require minimum levels of usage or payments, and our revenues therefore fluctuate based on the actual usage of our service each quarter by existing and new distribution partners. Quarterly fluctuations in our operating results also might be due to numerous other factors, including:

•	our ability to attract new distribution partners, including the length of our sales cycles, or to sell increased usage of our service to existing distribution partners;

•	our ability to attract new distribution partners, including the length of our sales cycles, or to sell increased usage of our service to existing distribution partners;

•	technical difficulties or interruptions in our services;

•	changes in privacy protection and other governmental regulations applicable to our industry;

•	changes in our pricing policies or the pricing policies of our competitors;

•	the financial condition and business success of our distribution partners;

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•	purchasing and budgeting cycles of our distribution partners;

•	acquisitions of businesses and products by us or our competitors;

•	competition, including entry into the market by new competitors or new offerings by existing competitors;

•	discounts offered to advertisers by upstream advertising networks;

•	our history of litigation;

•	our ability to hire, train and retain sufficient sales, client management and other personnel;

•	timing of development, introduction and market acceptance of new services or service enhancements by us or our competitors;

•	concentration of marketing expenses for activities such as trade shows and advertising campaigns;

•	expenses related to any new or expanded data centers; and

•	general economic and financial market conditions.

PRIVATE PLACEMENT OF CONVERTIBLE NOTE

On January 14, 2026, we entered into the Purchase Agreement with 3i, LP (the “selling stockholder,” or the “Purchaser”), pursuant to which we issued to the Purchaser a convertible note in the aggregate original principal amount of $3,333,333, which was issued with a 10% original issue discount (the “Convertible Note”). We received gross proceeds of $3 million, prior to the deduction of transaction related expenses, from the closing of the Purchase Agreement.  The Convertible Note is convertible into shares of Common Stock of the Company, $0.001 par value per share (the “Common Stock”), in certain circumstances in accordance with the terms of the Convertible Note at a conversion price per share of $3.10, which is subject to adjustment set forth in the Convertible Note which cannot decrease below $0.736.

Concurrently with the Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser. We intend to use the proceeds from the sale of the Convertible Note to the selling stockholder for general corporate purposes, including working capital purpose(s).

Consistent with certain applicable NYSE American rules, we may not issue to the Purchaser more than 2,941,274 shares of Common Stock under the Purchase Agreement, which number of shares is equal to 19.99% of the shares of our Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, unless we obtain stockholder approval to issue shares of our Common Stock in excess of such limit in accordance with applicable rules of the NYSE American.

Moreover, we may not issue or sell any shares of Common Stock to the Purchaser, which, when aggregated with all other shares of Common Stock then beneficially owned by the Purchaser and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Purchaser beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock, unless such limit is increased by the Purchaser up to a maximum of 9.99% upon 61 days’ prior written notice to us.

The Purchase Agreement provides customary representations, warranties, and covenants of the Company and the Buyer. The Convertible Note contains customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. The Convertible Note also contains standard and customary events of default.

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Pursuant to the Registration Rights Agreement, we agreed to file a registration statement covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) with the SEC no later than the thirtieth (30th) calendar day following the closing date of the Purchase Agreement, and to use reasonable best efforts to cause such resale registration statement to be declared effective by the Securities and Exchange Commission (“SEC”) as promptly as possible following the filing thereof, no later than the sixtieth (60th) calendar day after the day on which such registration statement required to be filed by us is initially filed with the SEC (or the sixtieth (60th) calendar day following the filing thereof if the SEC notifies us that the SEC shall “review” such subsequent registration statement).

The Convertible Note is offered pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Curvature Securities LLC (the “Placement Agent”) acted as the sole placement agent for the Convertible Note financing. The Company agreed to pay the Placement Agent a cash fee equal to six percent (6%) of the gross proceeds upon each closing of a drawdown under the Convertible Note financing and $7,500 in other non-accountable expenses.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling stockholder. All of the net proceeds from the sale of our Common Stock will go to the selling stockholder as described below in the sections entitled “Selling Stockholder” and “Plan of Distribution”.

SELLING STOCKHOLDER

The Common Stock being offered by the selling stockholder are those issuable to the selling stockholder pursuant to the terms of the Convertible Note. For additional information regarding the issuance of that note, see “Private Placement of Convertible Note” above. We are registering the shares of Common Stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the Convertible Note, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership of our shares of Common Stock by the selling stockholder. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholder, based on its ownership of the Convertible Note, as of February 5, 2026, assuming the conversion of the Convertible Note held by the selling stockholder on that date, without regard to any limitations on exercises.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of a registration rights agreement with the selling stockholder, this prospectus generally covers the resale of the maximum number of shares of Common Stock issuable pursuant to the note, determined as if the note was converted in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on conversion or exercise, as applicable, in the note. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to the Offering(1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering(2)

3i, L.P.(3)	1,161,290	5,000,000	0

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1.

The selling stockholder may not convert, and we may not issue or sell any our shares of Common Stock to 3i, LP, shares of Common Stock to exceed 4.99% (or up to 9.99% upon the selling stockholder’s election of our then outstanding shares of Common Stock (the “Beneficial Ownership Limitation”)). Due to the Beneficial Ownership Limitation, notwithstanding the maximum number of shares and percentage reflected above, the selling stockholder's beneficial ownership of our shares of Common Stock at any time will not exceed 4.99% of our outstanding shares of Common Stock, or 772,776 shares based on our shares of Common Stock outstanding as of February 5, 2026, plus the issuance of such 772,776 shares. The Beneficial Ownership Limitation may not be waived under the Convertible Note.

2.	So long as 3i, LP does not hold any other shares of the Company the number of shares of Common Stock owned after offering is 0.

3.

3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

PLAN OF DISTRIBUTION

The selling stockholder (the “Selling Stockholder”) of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the Principal Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

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The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the 1933 Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the 1933 Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the 1933 Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the 1933 Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the 1933 Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the 1933 Act).

DIVIDEND POLICY

We have not declared or paid cash dividends on our Common Stock since our inception. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not being able to pay its debts as they become due in the normal course of business if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Even if our board of directors (“Board”) decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. While our Board will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

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LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio, 43215.

EXPERTS

The consolidated balance sheets of Inuvo, Inc. as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years then ended, have been audited by EisnerAmper, LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on February 27, 2025;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 as filed with the SEC on May 9, 2025, June 30, 2025, as filed with the SEC on August 7, 2025, and September 30, 2025, as filed with the SEC on November 6, 2025; and

•

our Current Reports on Form 8-K dated February 27, 2025 (filed February 27, 2025), May 22, 2025 (filed May 28, 2025), June 10, 2025 (filed June 10, 2025), September 30, 2025 (filed October 1, 2025), December 15, 2025 (filed December 16, 2025), January 14, 2026 (filed January 15, 2026), January 23, 2026 (filed January 28, 2026), January 29, 2026 (filed February 2, 2026).

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

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This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at (501) 205-8508 or by writing us at the following address:

Inuvo, Inc.

500 President Clinton Boulevard, Suite 300

Little Rock, Arkansas 72201

Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus supplement on the SEC’s website at www.sec.gov or through our the Investor Relations page of our website. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

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Up to 5,000,000 Shares of Common Stock

Offered by Selling Stockholder

PROSPECTUS

February 12, 2026

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